Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John J. Christmann IV, Stephen J. Riney, P. Anthony Lannie, and Rebecca A. Hoyt and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement to which this power of attorney forms an exhibit, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title

/s/ Matthew R. Bob	Director
Matthew R. Bob

/s/ Anya Weaving	Director
Anya Weaving